Exhibit 10.51

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is dated September 24, 2004, by and between RESORTS INTERNATIONAL HOTEL, INC., a New Jersey corporation (“Borrower”), and COMMERCE BANK, N.A., a national banking association (“Lender”).

BACKGROUND

A. Pursuant to the terms of a certain Loan and Security Agreement dated November 4, 2002, by and between Borrower and Lender (as the same has been or may be supplemented, restated, superseded, amended or replaced from time to time, the “Loan Agreement”), Lender made available to Borrower a revolving line of credit in the maximum amount of Ten Million Dollars ($10,000,000) (the “Revolving Credit”). All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement and all other Loan Documents.

B. The Obligations are secured by continuing perfected security interests in the Collateral.

C. Borrower has requested that Lender modify, in certain respects, the terms of the Loan Agreement and Lender has agreed to such modifications in accordance with and subject to the satisfaction of the conditions hereof.

NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1. Amendments to Loan Agreement. Upon the effectiveness of this Amendment, Section 1 of the Loan Agreement shall be amended by deleting the definitions of “L/C Commitment,” and “Revolving Credit Maturity Date,” and replacing each as follows:

L/C Commitment - The sum of Five Million Five Hundred Thousand Dollars ($5,500,000).

Revolving Credit Maturity Date - The earlier of (i) June 30, 2005, or (ii) an Early Termination Date.

2. Representations and Warranties. Borrower warrants and represents to Lender that:

a. Prior Representations. By execution of this Amendment, Borrower reconfirms all warranties and representations made to Lender under the Loan Agreement and the other Loan Documents, respectively, and restates such warranties and representations as of the date hereof, all of which shall be deemed continuing until all of the Obligations due to Lender are indefeasibly paid and satisfied in full.

b. Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

c. Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

d. No Default. No Default or Event of Default exists and no Default or Event of Default will occur after giving effect to this Amendment.

3. Ratification of Loan Documents. This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect. Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and all other Loan Documents respectively as amended by this Amendment. As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement, Borrower hereby confirms its prior grant to Lender of a continuing first lien on and security interest in, upon and to all of Borrower’s now owned or hereafter acquired, created or arising Collateral as described in Section 3 of the Loan Agreement.

4. Confirmation of Indebtedness. Borrower confirms and acknowledges that, as of the close of business on September 10, 2004, the principal amount of $-0-, (i) $-0- is owing on account of cash Advances under the Revolving Credit, and (ii) Letters of Credit in the face amount of $3,429,979 are outstanding, in each case, without any deduction, defense, setoff, claim or counterclaim, of any nature, plus all fees, costs and Expenses incurred to date in connection with the Loan Documents.

5. Confirmation of Surety. By their execution below, each Surety hereby consents to, and acknowledges the terms and conditions of this Amendment, and agrees that its Surety Agreement dated November 4, 2002, is ratified and confirmed, and shall continue in full force and effect, and shall continue to cover all obligations of Borrower outstanding from time to time, under the Loan Agreement as amended hereby.

6. Effectiveness Conditions. This Amendment shall become effective upon the following:

a. Execution and delivery by Borrower of this Amendment to Lender;

b. Payment by Borrower of all of Lender’s Expenses; and

c. Payment by Borrower of an amendment fee in the amount of Twenty Five Thousand Dollars ($25,000), which fee is fully earned on the date hereof, and is non-refundable.

7. Governing Law. THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

WITH THE SUBSTANTIVE LAWS OF NEW JERSEY. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

8. Modification. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

9. Duplicate Originals: Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

10. Waiver of Jury Trial: BORROWER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

BORROWER:

RESORTS INTERNATIONAL HOTEL, INC.

By:	/s/ Audrey S. Oswell
Name:	Audrey S. Oswell
Title:	President and Chief Executive Officer

LENDER:

COMMERCE BANK, N.A.

By:	/s/ Peter L. Davis
Peter L. Davis, Senior Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

SURETYS:

RESORTS INTERNATIONAL HOTEL & CASINO, INC.

By:	/s/ Audrey S. Oswell
Name:	Audrey S. Oswell
Title:	President and Chief Executive Officer

COLONY RIH HOLDINGS, INC.

By:	/s/ Audrey S. Oswell
Name:	Audrey S. Oswell
Title:	President and Chief Executive Officer

NEW PIER OPERATING COMPANY, INC.

By:	/s/ Audrey S. Oswell
Name:	Audrey S. Oswell
Title:	President and Chief Executive Officer